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                                                                   EXHIBIT 10.3
                                PROMISSORY NOTE

$2,325,000.00                                                      MAY 17, 2000

         FOR VALUE RECEIVED, Mark Kapper (the "Debtor"), hereby promises to pay to PROFESSIONAL TRANSPORTATION GROUP LTD., INC. (hereinafter referred to as the "Payee"), or assigns the principal sum of Two Million, Three Hundred Twenty-Five Dollars ($2,325,000.00) together with interest on the unpaid principal balance at a rate of six and one-half percent (6.5%) per annum, with interest only payable on the first and second anniversaries of this Promissory Note, and with all remaining principal and interest payable on the third anniversary of this Promissory Note. Debtor may prepay this Note at any time. All payments shall be made in United States dollars, except at the election of the Debtor, all or a portion of the Collateral as described below may be used as payment in the Debtor's sole discretion, and in the event that the Debtor so elects, each share of stock constituting the Collateral shall be deemed to have a value of $5.00 per share, which amount shall be adjusted for any stock split, recapitalization, etc.

         If any deficiency in the payment of any installment under this note is not made good prior to ten business days after same becomes due and payable, the entire balance and accrued interest shall at once become due and payable without notice at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this note and all notices of every kind are hereby waived.

         No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         If any amount owing under this Note is not paid when due, the undersigned promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

         Notwithstanding anything to the contrary in this Note or the Stock Pledge Agreement of even date herewith (which together with this Promissory
Note is collectively called "the Loan Documents"), the liability and obligation of the Debtor to perform the obligations contained in the Loan Documents, shall not be enforced by any action or proceeding pursuant to which damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against the Debtor. The Payee for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against the Debtor, on account of any obligation to the Payee under the Loan Documents, and agrees to look solely to the property held by it as collateral pursuant to the Loan Documents (the collateral being


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called the "Collateral") for the enforcement of such obligation of the Debtor under the Loan Documents. Nothing contained in this Section shall be construed
(i) as preventing the Payee from naming the Debtor in any action or proceeding brought by the Payee to enforce and to realize upon the Collateral (or any part thereof or interest therein) so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation shall be asked for, taken, entered or enforced against the Debtor, in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the lien and security interests created by the Loan Documents or the enforcement thereof by the Payee; (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of the Debtor; or (iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of the Debtor, or any other person, party or entity, for fraud or willful misrepresentation or any wrongful misappropriation or diversion of the Collateral (or any part thereof or interest therein).

         This Promissory Note shall be deemed to be a contract made under the laws of the State of Georgia and shall be governed by and construed in accordance with the internal laws thereof.


                                             /s/ Mark Kapper
                                             ----------------------------------
                                             Mark Kapper